UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023 (December 6, 2023)

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On December 6, 2023, SoundHound AI, Inc., a Delaware corporation (the “Company”), Black Knight Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub I”), Black Knight Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Merger Sub II”), Synq3, Inc., a Delaware corporation (the “Target”) and Bluestem Capital Company, LLC (solely in its capacity as the representative of stockholders of the Target) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”) the Company will pay total consideration of $25 million, subject to adjustments set forth in the Merger Agreement (the “Closing Consideration”), in exchange for all of the issued and outstanding equity of the Target. In addition to the Closing Consideration, the Company has agreed to pay up to $4 million of additional consideration (together with the Closing Consideration, “Aggregate Consideration”) to the stockholders of the Target based on certain revenue targets for each of 2024, 2025 and 2026, which payments will be made in a combination of shares (the “Shares”) of the Company’s Class A common stock and cash. The Company will establish a customary retention pool for certain continuing employees of the Target.

Upon the Closing, Merger Sub I will merge with and into the Target, with the Target surviving as a wholly owned subsidiary of the Company, and immediately thereafter, as part of the same overall integrated transaction, the Target will merge with and into Merger Sub II, pursuant to which Merger Sub II will survive and remain a direct, wholly owned subsidiary of the Company (such transactions, collectively or in seriatim, the “Merger”). The Company expects to complete the Merger in the first fiscal quarter of 2024.

The Aggregate Consideration payable to stockholders of the Target consists of approximately 20% in cash and approximately 80% in shares (the “Shares”) of the Company’s Class A common stock (the “Stock Consideration”). The number of shares to be issued in connection with the Stock Consideration will be based on a fixed value of $2.23 per share. At the effective time of the Merger: (i) each outstanding Target stock option will expire and be cancelled and extinguished without any right to receive any consideration therefor, (ii) each outstanding Target phantom unit will be cancelled and extinguished, and upon cancellation, subject to the execution of a Phantom Unit Cancellation Agreement (as defined in the Merger Agreement), be converted into the right to receive an amount of cash equal to the Per Share Cashed Out Amount (as defined in the Merger Agreement), (iii) each outstanding Target restricted stock unit (“RSU”) will be cancelled and extinguished, and upon cancellation, subject to the execution of an RSU Cancellation Agreement (as defined in the Merger Agreement), be converted into the right to receive an amount of cash equal to the Per Share Cashed Out Amount and (iv) each holder of Target common stock that executes and delivers a Cashed Out Common Cancellation Agreement (as defined in the Merger Agreement) will have their shares of Target common stock cancelled and extinguished, and upon cancellation, will be entitled to receive an amount in cash equal to the Per Share Cashed Out Amount.

The Merger Agreement contains customary representations, warranties and covenants from each of the parties.

The Company and the Target’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement and approval of the Merger in accordance with Delaware law, (ii) subject to specified materiality standards, the accuracy of certain representations and warranties of each party to the Merger Agreement and (iii) each party’s material compliance with its covenants set forth in the Merger Agreement.  The Company’s obligations to consummate the Merger are also subject to (i) the execution of the Stockholder Agreements or Cashed out Common Cancellation Agreement (each, as defined in the Merger Agreement) by stockholders holding at least 95% of the Target’s outstanding shares, (ii) the continued effectiveness of certain agreements entered into with key employees and critical employees of the Target in connection with the execution of the Merger Agreement and the retention of a customary percentage of certain Target employees and (iii) the absence of a material adverse effect with respect to the Target.

The Merger Agreement contains termination rights for each of the Company and the Target, including (i) by mutual written consent of the Company and the Target, (ii) by either the Company or the Target, if the closing of the Merger has not occurred for any reason on or before January 15, 2024, (iii) by either Company or the Target if a governmental entity of the United States has issued an order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, (iv) by either Company or the Target, if the other party (a) materially breaches its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within ten business days of written notice of such breach and (c) such breach would result in the failure of any condition of the closing to be satisfied, (v) by the Company, if there has been a material adverse effect with respect to the Target, or (vi) by the Company, if the Target’s stockholders do not adopt the Merger Agreement and approve the Merger within eight hours after the execution of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company will withhold approximately $3.125 million of the Closing Consideration, consisting of cash and Shares (the “Holdback Amount”), for a period of 15 months to partially secure the indemnification obligations of the Target’s stockholders (the “Indemnifying Parties”) under the Merger Agreement for, among other things, (i) breaches of representations, warranties and covenants, (ii) inaccuracies in the calculation and distribution of the Aggregate Consideration, (iii) outstanding litigation and other specified matters, (iv) liabilities for pre-Closing taxes and (v) fraud or intentional or willful misrepresentation by or on behalf of the Company in connection with the transactions contemplated by the Merger Agreement. In general, subject to certain exceptions, including for outstanding litigation and specified indemnity matters, certain fundamental representations, pre-closing taxes and fraud, the Indemnifying Parties will not be required to pay any amounts in respect of its indemnification obligations related to breaches of representations and warranties until the aggregate amount of all losses exceeds a deductible of $200,000, in which case the Indemnifying Parties will be required to indemnify only for such losses in excess of the deductible. The Indemnifying Parties’ aggregate indemnity obligations are generally capped at the Holdback Amount, except for fraud.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01, under the terms of the Merger Agreement, the Company has agreed to issue shares of its Class A common stock. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Accordingly, the offer and sale of shares of the Company’s Class A common stock have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On December 7, 2023, the Company issued a press release announcing the Company’s entry into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated December 6, 2023, by and among SoundHound AI, Inc., Black Knighths Merger Sub I, Inc., a Delaware corporation, Black Knight Merger Sub II, LLC, a Delaware limited liability company and Synq3, Inc.*
99.1	Press Release issued by SoundHound AI, Inc. dated December 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

Use of Forward-Looking Statements

This communication contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements are based on management’s current expectations, assumptions, estimates and beliefs.  While the Company believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of the Target to obtain stockholder approval as required for the proposed transaction; (ii) failure to satisfy the conditions to the closing of the proposed transaction; (iii) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of the Company or the Target to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company or the Target do business, or on the Company or the Target’s operating results and business generally; (v) the outcome of any legal proceeding related to the proposed transaction; (vi) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which the Company and the Target operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including each of the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2023	SoundHound AI, Inc.

	By:	/s/ Keyvan Mohajer
		Name:	Keyvan Mohajer
		Title:	Chief Executive Officer

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